                                                                   Exhibit 10.14


                                                                  EXECUTION COPY

                                                        CONFIDENTIAL INFORMATION

================================================================================

                                  CAKEWALK LLC

                                       and

                                CAKEWALK BRE LLC

                 -----------------------------------------------

                         CAPITAL CONTRIBUTION AGREEMENT

                 -----------------------------------------------

                               Dated June 29, 1999

================================================================================
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Closing Date ...................................................  1
Section 2.  Definitions ....................................................  1
Section 3.  Warranties, Representations, Covenants and Agreements ..........  1
Section 4.  Conveyance .....................................................  7
Section 5.  Procedures With Respect to Contract Assets .....................  7
Section 6.  Conveyance and the Membership Interests ........................  7
Section 7.  Certificates and Opinions; Additional Documents and Power
            of Attorney ....................................................  8
Section 8.  Actions ........................................................  9
Section 9.  Withholding ....................................................  9
Section 10. Indemnity ......................................................  9
Section 11. Notices ........................................................ 10
Section 12. Entire Agreement ............................................... 11
Section 13. Miscellaneous .................................................. 11
Section 14. Assignment and Delegation ...................................... 12
Section 15. Recharacterization ............................................. 13
Section 16. Nonpetition Covenant ........................................... 13

                                LIST OF EXHIBITS

Appendix A: Standard Definitions

Exhibit A: Description of Assets
    Exhibit  A-1:       Masters
    Exhibit  A-2:       Restricted Assets
    Exhibit  A-3:       Royalty or Participation Agreements
    Exhibit  A-4        Licenses
    Exhibit  A-5        Other Assets

Exhibit   B:  Impositions on Rights
Exhibit   C:  List of Advanced Payments
Exhibit   D:  Form of Assignment of Rights
Exhibit   E:  Form of Letter of Direction

            This CAPITAL CONTRIBUTION AGREEMENT (the "Agreement"), is dated June 29, 1999 and is between CAKEWALK LLC ("Cakewalk LLC"), a Delaware limited liability company and CAKEWALK BRE LLC, a New York limited liability company (the "Company").

                          -----------------------------

            Cakewalk LLC desires to contribute valuable assets to the Company in return for the Membership Interests of the Company as set forth in the Operating Agreement, dated as of June 4, 1999, executed by Cakewalk LLC establishing and governing the Company (the "Operating Agreement") and the Company wishes to accept such assets;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

            Section 1. Closing Date. The "Closing Date" shall be the date hereof. On the Closing Date, the Company shall acquire from Cakewalk LLC, and Cakewalk LLC shall transfer to the Company as a contribution of assets in exchange for the Membership Interest under Section 721 of the Code, subject to any applicable Impositions on Rights, the Assets described in Exhibit A hereto.

            Section 2. Definitions. All capitalized terms used, but not defined, herein shall have the meanings specified in the Standard Definitions set forth in Appendix A hereto.

            Section 3. Warranties, Representations, Covenants and Agreements. On and as of the date of this Agreement and the Closing Date (if not the same), Cakewalk LLC warrants, represents, covenants and agrees as follows:

      I.    With respect to Cakewalk LLC:

            a. Cakewalk LLC has the power, capacity and authority to enter into, execute and implement this Agreement fully, and Cakewalk LLC has performed and fulfilled and shall perform and fulfill all of the obligations required to be performed or fulfilled by Cakewalk LLC under this Agreement as and when required under this Agreement;

            b. Subject to the Impositions on Rights described in Exhibit B hereto, Cakewalk LLC is the sole and exclusive owner of the Assets owned by it, as applicable, free and clear of any claims, demands, actions or other encumbrances by any person, firm or corporation, and Cakewalk LLC's transfer of the Assets owned by it, as applicable, to the Company shall vest in the Company full marketable title in and to all such Assets, free and clear of all claims, demands, actions or other encumbrances, in each case, other than the Impositions on Rights or as otherwise set forth in this Agreement;

            c. Cakewalk LLC shall make available or has made available to the Company for the Company's inspection and evaluation all such Assets no later than the Business Day prior to the Closing Date;

            d. (i) Promptly upon Cakewalk LLC's receipt of any Gross Receipts after the Closing Date (but in no event later than two (2) Business Days after receipt thereof), Cakewalk LLC shall account for and pay to the Company the aggregate amount of such Gross Receipts and Cakewalk LLC shall, immediately upon Cakewalk LLC's receipt thereof, deliver to the Company the original copies of all accounting statements and other documents received by or on behalf of Cakewalk LLC relating to such Gross Receipts;

            (ii) Cakewalk LLC hereby irrevocably constitutes, authorizes, empowers and appoints the Company as Cakewalk LLC's true and lawful attorney (with full power of substitution and delegation), in Cakewalk LLC's name and in such Cakewalk LLC's place and stead, or in the Company's name, which power shall be irrevocable and is coupled with an interest, to take such action, and to sign, endorse, execute, deposit and disburse, in such Cakewalk LLC's name or otherwise, all checks and other payments consisting entirely of Gross Receipts which the Company is entitled to receive after the Closing Date in accordance with the terms and conditions hereof;

            e. Cakewalk LLC has complied with the terms and conditions of all the Royalty or Participation Agreements, Licenses and all other agreements and licenses constituting the Assets or to which any of the Assets are subject through the Closing Date;

            f. Cakewalk LLC shall not from and after the date of this Agreement enter into or execute any agreements or licenses for any exploitation of any Assets except (i) as to any portion of the Assets which is repurchased by Cakewalk LLC pursuant to Section 10(b) hereof or (ii) pursuant to the Management Agreement;

            g. This Agreement constitutes the legal, valid and binding obligation of Cakewalk LLC enforceable against Cakewalk LLC in accordance with its terms except as the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other similar laws of general application affecting creditors' rights generally and by general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);


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

            h. The execution, delivery and performance of this Agreement by Cakewalk LLC and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto and the fulfillment of the terms hereof and thereof are legal and will not (i) conflict with, or result in a breach of any of the provisions of, or constitute a default under, any of the provisions of any indenture, mortgage, deed of trust, contract, agreement, charter instrument, by-law or other instrument to which Cakewalk LLC is a party or by which Cakewalk LLC or Cakewalk LLC's property is bound, or (ii) result in the creation or imposition of any lien upon any of the properties or Assets of Cakewalk LLC pursuant to the terms of any such indenture, mortgage, deed of trust, contract, agreement, charter instrument, by-law or other instrument;

            i. There is no pending action, suit, proceeding or investigation, including but not limited to any such proceeding or investigation resulting from the ownership or use of any of the Assets, against or affecting Cakewalk LLC before any court, administrative agency, arbitrator or governmental body or, to the best knowledge of Cakewalk LLC any threatened action or proceeding, including but not limited to any such proceeding or investigation resulting from the ownership or use of any of the Assets, against or affecting Cakewalk LLC before any of the foregoing which, if decided adversely to Cakewalk LLC, would materially affect (i) the condition (financial or otherwise), business, properties, prospects, profits or operations of Cakewalk LLC, or (ii) the Company's ability to enforce its interest in the Assets as contemplated hereunder. Cakewalk LLC is not subject to any order of any court, governmental authority or agency or arbitration board of tribunal;

            j. No consent, approval, authorization, order of, or filing, registration, qualification with any court or other governmental authority in respect of Cakewalk LLC is necessary or required in connection with the authorization, execution, delivery or performance by Cakewalk LLC of this Agreement or any of the other documents or transactions contemplated hereby;

            k. Cakewalk LLC will comply in all material respects with all requirements of law applicable to Cakewalk LLC relating to the performance of its obligations under this Agreement;

            l. Neither as a result of the transactions contemplated by this Agreement nor immediately before or after any such transactions, will Cakewalk LLC be insolvent or have unreasonably small capital for the payment of his obligations. Both immediately before and after the sale of the Assets contemplated by this Agreement: (a) the fair salable value of Cakewalk LLC's Assets will be in excess of the amount that will be required to pay Cakewalk LLC's probable liabilities as they then exist and as they become absolute and matured; and (b) the sum of Cakewalk LLC's assets (valued at their fair salable value), will be greater than the sum of such Cakewalk LLC's debts;

            m. In the event that title to any Asset shall revert to Cakewalk LLC, for whatever reason other than pursuant to the provisions of Section 10(b) hereof, Cakewalk LLC acknowledges that, notwithstanding such transfer, the Company is entitled to receive in respect of such Assets, amounts not less than the amounts it was entitled to receive had it continued to hold title to such Asset, and Cakewalk LLC covenants to distribute or cause the distribution of such amounts to the Company;

            n. Cakewalk LLC will treat or will cause Cakewalk LLC's accountants to treat the conveyance of the Assets hereunder as a contribution to the capital of the Company and not as a secured loan for financial reporting purposes or for federal, state and local income, property and sales tax purposes. Any financial statements of Cakewalk LLC will contain adequate disclosure that any creditors of Cakewalk LLC will have no direct interest in the Assets;

            o. At present and continuously since its formation, (i) the managers of Cakewalk LLC have an office at 250 West 57th Street, New York, New York 10107, and (ii) Cakewalk LLC's chief executive office is at 250 West 57th Street, New York, New York 10107; and

            p. Each of the Warrant, Warrant Subscription Agreement, and the Registration Rights Agreement has been duly authorized, executed and delivered by Cakewalk LLC and constitutes a valid, legal and binding agreement of Cakewalk LLC, and remains in full force and effect.

      II.   With respect to the Assets:

            a. No right, title or interest in and to any Assets which have been contributed pursuant to this Agreement shall revert at any time prior to June 29, 2015, for any reason, to any person, firm or corporation other than the Company;

            b. Except for the Impositions on Rights, no liens (including federal, state and local income tax liens), claims, demands, actions or other encumbrances exist regarding any one (1) or more of the Assets by any person, firm or corporation;

            c. Each Master is original and is capable of copyright protection throughout the world in accordance with applicable copyright law;

            d. No monies or other contingent compensation shall be payable by the Company after the Closing Date to any person, firm or corporation on exploitations of the Assets prior to the Closing Date;

            e. Except for the Impositions on Rights, Cakewalk LLC has not pledged, hypothecated, transferred, conveyed, granted or assigned to any person, firm or corporation other than the Company any Assets or any right, title, interest or contingent interest in or to any Assets which remains in full force and effect on the date hereof;

            f. The execution and implementation of this Agreement shall not result in the breach of any conditions or constitute a default (with or without notice or the lapse of time, or both) under any license or agreement constituting a portion of the Assets or to which any of the Assets are subject. Neither Cakewalk LLC nor any person, firm or corporation associated with or deriving rights through or from Cakewalk LLC, is in breach or is in default of any applicable agreement constituting a portion of the Assets or to which any of the Assets are subject on the date of execution of this Agreement;

            g. No advances or other charges heretofore made or received by Cakewalk LLC in connection with the Assets remain recoupable at any time from and after the Closing Date from any Gross Receipts earned at any time before or after the date of this Agreement, except as listed on Exhibit C attached hereto;

            h. The Company's exercise of any of the rights, licenses, privileges and properties regarding the Assets or the Company's right, title and interest in and to the Assets, as of the Closing Date does not and shall not violate or infringe on any common law or statutory rights of any person, firm or corporation, including, without limitation, contractual rights, copyrights, rights of privacy and rights of publicity, but is subject, at all times, to the Impositions on Rights, and as of the Closing Date comply with all applicable laws and regulations;

            i. Except as required under any Impositions on Rights and as otherwise expressly provided in this Agreement, the Company shall not be required to account for or pay to any person, firm or corporation any royalties or other consideration for entering into and executing this Agreement or as an advance or as a recoupment of any advance, fee or loan made in connection with or under a License or Royalty or Participation Agreement. Moreover, without limiting the generality of the foregoing, the Company shall not be required to account for and pay royalties on exploitations of the Assets other than as may be required under or in connection with the Transaction Documents and any Impositions on Rights;

            j. No filings with, notices to or licenses, permits, consents, authorizations, qualifications, orders or other approvals of any court or other governmental regulatory body or of any other person, firm, corporation or other entity are necessary in connection with Cakewalk LLC's entering into, executing and implementing this Agreement fully. Without limiting the generality of the foregoing, Cakewalk LLC's assignment and transfer of the Assets to the Company under this Agreement are not subject to the provisions of the Uniform Commercial Code relating to bulk transfers;

            k. All of the information set forth in the exhibits and schedules attached hereto is complete and accurate in all material respects. No information supplied in writing by, or on behalf of, Cakewalk LLC in connection with the transactions contemplated by this Agreement, in each case as of the Closing Date, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to Cakewalk LLC, any Asset conveyed by Cakewalk LLC hereunder or other Person which Cakewalk LLC has not disclosed to the Company in writing which materially affects adversely nor, so far as such Person, as applicable, can now reasonably foresee, will materially affect adversely the financial condition, affairs or prospects of, or the ability of, Cakewalk LLC to perform the transactions contemplated by this Agreement;

            l. All documents, materials and information included in the Assets are accurate and complete and are in full force and effect in accordance with the provisions thereof and shall not be subject to any reversion or default as a result of this Agreement. No License is a Defaulted License. Cakewalk LLC agrees to notify each licensee under a License to which Cakewalk LLC is a party of the transfer hereunder promptly after the Closing Date;

            m. The Company's receipt or inspection of the Licenses and the Royalty and Participation Agreements shall not constitute notice to the Company of any default or defect in or limitation on the right of Cakewalk LLC to enter into, execute or implement this Agreement fully or in any right, title or interest acquired by the Company in or to the Assets hereunder, and shall not limit, restrict or waive any warranties, representations, covenants or agreements made by Cakewalk LLC in this Agreement or any of the right, title or interest acquired by the Company from Cakewalk LLC in and to the Assets; and

            n. Except as listed in Exhibit A-2, with respect to each Contract Asset, all required consents, assignment and/or assumption agreements or notices, if any, have been obtained or delivered in the manner required by such Contract Asset.

            Section 4. Conveyance. Effective on the Closing Date, Cakewalk LLC hereby irrevocably transfers, contributes and assigns to the Company Cakewalk LLC's ownership interest in and to all of the Assets, including, without limitation, the following rights and interests, but subject, in all cases, to the Impositions on Rights:

            a. From and after the Closing Date, the sole and exclusive right throughout the world and the universe to receive and collect any and all Gross Receipts regardless of when earned and payable and accruing under the Contract Assets before or after the date of this Agreement, that are paid on or after the Closing Date;

            b. The sole and exclusive right throughout the world and the universe to possess, retain and exploit, in perpetuity, in any manner or media, any and all other rights (including merchandising rights) now or hereafter existing in all Assets; and

            c. The sole and exclusive right to receive all proceeds of the Contract Assets and to amend, modify, extend or terminate any of such assets in the Company's own name.

            Section 5. Procedures With Respect to Contract Assets. On the Closing Date, Cakewalk LLC shall deliver to the Company a fully-executed, original counterpart of each Contract Asset (or executed copy thereof) which it is contributing hereunder, together with all amendments and modifications thereto, which Cakewalk LLC hereby certifies to be true, complete and correct. If any matter arising under any Contract Asset is in dispute between the parties thereto, Cakewalk LLC shall also deliver to the Company a statement describing the nature of such dispute and the status thereof as of the Closing Date.

            Section 6. Contribution and the Membership Interests. In return for the contribution of the Assets to the capital of the Company, Cakewalk LLC shall receive (i) the Membership Interests identified in the Operating Agreement allocable to Cakewalk LLC, and simultaneously with such issuance Cakewalk LLC shall be admitted to the Company as a member, and (ii) cash equal to Cakewalk LLC's pro rata share (in accordance with such Cakewalk LLC's Membership Interests) of the proceeds of the issuance of securities under the Indenture less (A) Cakewalk LLC's pro rata share of the amount of expenses relating to the issuance of securities under the Indenture, and (B) Cakewalk LLC's pro rata share of any reserves required to be established under the Indenture.

            It is the express intent of the parties hereto that the contributions set forth in this Section 6 be characterized as tax-free capital contributions within the meaning of Section 721 of the Code, and that the related cash distributions not be treated as part of a disguised sale of the Assets to the Partnership, but rather be characterized, for tax purposes, as a borrowing against the Assets within the meaning of Sections 1.707-5(b) and 1.707-5(f) (Ex. 11) of the Treasury Regulations.

            Section 7. Certificates and Opinions; Additional Documents and Power of Attorney.

            a. On the Closing Date and together with delivery of the Assets, Cakewalk LLC shall deliver to the Company fully executed closing certificates and opinions of counsel in form and substance reasonably satisfactory to the Company.

            b. Immediately after the Company's request therefor, Cakewalk LLC shall execute and deliver to the Company any and all documents deemed reasonably necessary or reasonably desirable by the Company to evidence or effectuate the provisions or intent of this Agreement fully as well as any forms specified under the Uniform Commercial Code or similar legal scheme under applicable law requested by the Company. Specifically, without limiting the generality of the foregoing, Cakewalk LLC shall, no later than the Closing Date, execute and deliver to the Company the assignment of rights attached hereto as Exhibit D and the letter of direction in substantially the form attached hereto as Exhibit E.

            c. Cakewalk LLC irrevocably constitutes, authorizes, empowers and appoints the Company as Cakewalk LLC's true and lawful attorney (with full power of substitution and delegation), in Cakewalk LLC's name and in Cakewalk LLC's place and stead, or in the Company's name, to take such action, and to make, execute, acknowledge and deliver any and all instruments or documents which the Company at any time deems necessary or desirable to vest in the Company, its successors and assigns, all of the right, title and interest in and to the Assets which are granted to the Company hereunder or which the Company from time to time deems necessary or desirable to effectuate or evidence the provisions of this Agreement fully. Such power being coupled with an interest is irrevocable.

            d. On the Closing Date and together with delivery of the Assets, Cakewalk LLC shall deliver to the Company a fully executed copy of a letter of direction to the payor under the Licenses and Royalty or Participation Agreements, as applicable, as set forth or described in Exhibit E.

            Section 8. Actions. The Company shall have the exclusive right to take such action as it deems necessary, either in Cakewalk LLC's name, in the Company's name or in both names, against any party to protect all rights and interests acquired by the Company hereunder. Cakewalk LLC shall cooperate fully with the Company in any controversy that may arise or litigation which may be brought concerning the Company's rights and interests hereunder. The Company shall have the right, in its discretion, to employ attorneys and to institute or defend against any claim, demand, action or proceeding, whether for infringement of copyright or otherwise, and to take any other necessary steps to protect the right, title and interest of the Company in and to each Asset and, in connection therewith, to settle, compromise or in any other manner dispose of any such claim, action or proceeding and to satisfy or collect on any judgment which may be rendered.

            Section 9. Withholding. The Company shall be entitled to deduct and withhold taxes, deductions, charges or withholdings, and all liabilities with respect thereto ("Withholding Taxes") from the amounts payable to Cakewalk LLC hereunder (with any amount so deducted and withheld treated as a payment in respect of the amounts due to Cakewalk LLC hereunder), but only if and to the extent that such deduction or withholding is required by applicable law. The Company shall make a good-faith estimate of the amount of Withholding Taxes that are required by applicable law to be deducted and withheld from the amounts described in Section 6, if any, and shall deduct, withhold and pay over such amount of Withholding Taxes to the appropriate taxing authority in a timely manner. The Company shall be entitled to deduct and withhold Withholding Taxes from the amounts payable to the members hereunder.

            Section 10. Indemnity.

            a. Cakewalk LLC indemnifies, saves and holds the Company, its successors and assigns, and its members and its and their respective officers, fiduciaries, employees and agents, harmless from any and all liability, claims, demands, loss and damage (including, without limitation, reasonable attorneys' fees and court costs) arising from (i) the fact that Cakewalk LLC shall have failed to perform Cakewalk LLC's obligations hereunder as and when due or shall have failed to perform such its obligations under an Asset conveyed hereunder, (ii) or the fact that any representation or warranty made by Cakewalk LLC in this Agreement proves to be or to have been false or materially incorrect, or (iii) any liability of the Company for taxes, interest, penalties or additions to tax in respect of any failure by the Company to deduct and withhold Withholding Taxes. Cakewalk LLC shall reimburse the Company, on demand, for any loss, cost, expense or damage to which the foregoing indemnity applies. The Company shall notify Cakewalk LLC promptly of any claim, demand or action covered by the Cakewalk LLC's foregoing indemnity, and if appropriate, Cakewalk LLC shall have the right, at Cakewalk LLC's expense, to participate in the defense of any such claim, demand or action with counsel of Cakewalk LLC's choice.

            b. The representations, warranties and covenants set forth in
      Section 3 of this Agreement and in any instrument delivered pursuant to this Agreement, with respect to each of the Assets conveyed hereunder, shall survive the Closing and the consummation of the transactions contemplated by this Agreement. Upon discovery by the Company or Cakewalk

      LLC that any of such representations or warranties was incorrect as of the time made, the party making such discovery shall give prompt notice of such discovery to the other. In the event any defect, misrepresentation or omission with respect to any such Asset adversely affects the interests of the Company, Cakewalk LLC shall eliminate or cure the circumstance or condition causing the defect within 60 days of the earlier of Cakewalk LLC's or the Company's discovery thereof or Cakewalk LLC's receipt of notice thereof, or shall repurchase such Asset within ten (10) Business Days after the expiration of such GO-day period at the applicable CP Price. The Company shall direct Cakewalk LLC to pay such purchase price in accordance with Section 12.3 of the Indenture and cause such asset to be conveyed to Cakewalk LLC, or as they may direct pursuant to Section 12.3 of the Indenture. The Company hereby acknowledges and agrees that Cakewalk LLC's purchase of any Asset as provided hereinabove shall constitute the sole remedy of the Company with respect to any such defect, misrepresentation or omission.

            Section 11. Notices. The addresses of the Company and Cakewalk LLC for all purposes of this Agreement are set forth below, until notice of a different address is received by the party notified of that different address. All notices from one party to the other party shall be sent to the other party's address by certified or registered mail (return receipt requested) or by facsimile transmission (or the equivalent transmission providing written confirmation of receipt at the facsimile number of the addressee), all charges prepaid. The date of mailing or transmittal by facsimile (or the equivalent transmission providing written confirmation of receipt at the facsimile number of the addressee) in accordance with the foregoing provision shall be the effective date of notice, except for notices of a different address.

The Company                            Cakewalk LLC
-----------                            ------------
CAKEWALK BRE LLC                       Cakewalk LLC
250 West 57th Street                   250 West 57th Street
New York, New York 10107               New York, New York 10107
Attn: Robert Miller                    Attn: Robert Miller

with a copy to:                        with a copy to:

Baer Marks & Upham LLP                 Baer Marks & Upham LLP
805 Third Avenue                       805 Third Avenue
New York, New York 10022               New York, New York 10022
Attn: Michael Blumenthal, Esq.         Attn: Michael Blumenthal, Esq.

            Section 12. Entire Agreement. This Agreement supersedes any and all prior negotiations, understandings and agreements between the parties hereto with respect to the subject matter hereof. Each of the parties acknowledges and agrees that neither party has made any representations or promises in connection with this Agreement or the subject matter hereof not contained herein.

            Section 13. Miscellaneous.

            a. This Agreement may not be canceled, altered, modified, amended or waived, in whole or in part, in any way, except by an instrument in writing signed by the party sought to be bound. The waiver by either party of any breach of this Agreement in any one (1) or more instances shall in no way be construed as a waiver of any subsequent breach of this Agreement (whether or not of a similar nature). If any part of this Agreement shall be held to be void, invalid or unenforceable, it shall not affect the validity of the balance of this Agreement unless essential to the intended purpose of this Agreement;

            b. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW YORK AND ITS VALIDITY, CONSTRUCTION AND EFFECT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS WHOLLY PERFORMED THEREIN. THE VENUE FOR ANY AMOUNT, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS AGREEMENT SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. ACCORDINGLY, THE COMPANY AND CAKEWALK LLC AGREE THAT ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED ON THIS AGREEMENT SHALL BE COMMENCED IN AND DETERMINED BY THOSE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; THE PARTIES HEREBY WAIVE ANY OBJECTION TO THE PROPRIETY OR CONVENIENCE OF VENUE IN SUCH COURTS OR TO THE JURISDICTION OF THE COURTS OVER EITHER PARTY AND AGREE THAT ANY JUDGMENT ENTERED THEREIN MAY BE ENFORCED WITH NO FURTHER DEFENSE OR OFFSET IN ANY JURISDICTION IN WHICH THE DEFENDANT IS A CITIZEN, RESIDES OR OWNS PROPERTY;

            c. This documentation of the Agreement shall not be binding upon the Company until signed by an authorized signatory of the Company;

            d. If any action, suit or proceeding arising from or based upon this Agreement is commenced by either party hereto against the other, the prevailing party shall be entitled to recover from the other party its reasonable attorneys' fees in connection therewith in addition to the other costs of that action, suit or proceeding;

            e. The headings of paragraphs or other divisions hereof are inserted only for the purpose of convenience and reference. Such headings shall not be deemed to govern, limit, modify or in any other manner affect the scope, meaning or intent of the provisions of this Agreement or any

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      part thereof, and they shall not otherwise be given any legal effect;

            f. No action taken pursuant to this Agreement, including, without limitation, the execution hereof or any investigation or evaluation by or on behalf of either of the Company or Cakewalk LLC, shall constitute a waiver by the Company or Cakewalk LLC of compliance with any warranty, representation, covenant or agreement set forth in this Agreement;

            g. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect;

            h. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto; and

            i. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 14. Assignment and Delegation.

            a. The Company shall have the right to assign this Agreement or any of the Company's rights or Assets hereunder, in whole or in part, to any person, firm or entity.

            b. Cakewalk LLC shall not assign any rights or delegate any obligations of Cakewalk LLC hereunder. Cakewalk LLC acknowledges that the rights of the Company hereunder will be assigned to the Lender under the Indenture for the benefit of the holders of the Notes.

            c. The rights and obligations provided in this Agreement shall inure to the benefit of and be binding upon the permitted assigns of the Company and successor(s)-in-interest to each of the Company and Cakewalk LLC.

            Section 15. Recharacterization. It is the express intent of the parties hereto that the conveyance of the Assets by Cakewalk LLC to the Company be, and is treated as, a contribution to the capital of the Company. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Assets by Cakewalk LLC to the Company to secure a debt or other obligation of Cakewalk LLC. However, in the event that, notwithstanding the intent of the parties, the Assets are held by a court to continue to be property of Cakewalk LLC and the distribution by the Company of any portion of the proceeds of the Notes to Cakewalk LLC are held by such court to represent a loan to Cakewalk LLC by the Company, then (a) this Agreement shall also be deemed to be a security agreement within the meaning of the applicable Uniform Commercial Code; and (b) the transfer of the Assets provided for herein shall be deemed to be a grant by Cakewalk LLC to the Company of, and Cakewalk LLC does hereby grant to the Company a security interest in all of Cakewalk LLC's right, title and interest in and to the Assets and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property. Any assignment of the interest of the Company shall also be deemed to be an assignment of any security interest created hereby. Cakewalk LLC and the Company shall, to the extent consistent with this Agreement, take such actions as may be necessary, including, without limitation, filing all applicable UCC financing statements without need of signatures of the parties to the extent allowed by law, to ensure that, if this Agreement is deemed to create a security interest in the Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such through the term of this Agreement.

            Section 16. Nonpetition Covenant. None of the parties hereto shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.

            IN WITNESS WHEREOF, the Company and Cakewalk LLC have executed this Agreement the day and year first above written.


                                    CAKEWALK LLC


                                    By: /s/ Robert Miller
                                        ----------------------------------
                                        Name:  Robert Miller
                                        Title: Manager


                                    CAKEWALK BRE LLC


                                    By: /s/ Robert Miller
                                        ----------------------------------
                                        Name:  Robert Miller
                                        Title: Chief Executive Officer
                                               and President